Exhibit 99.1

Roivant Reports Chronic Period Data for RVT-3101 from the TUSCANY-2 Phase 2b Study in Ulcerative Colitis, Demonstrating Improved Efficacy from the Induction to Chronic Period

•	This is the first-ever long-duration data reported for an anti-TL1A antibody
•
At the expected Phase 3 once-monthly subcutaneous dose in the overall population, RVT-3101 treatment resulted in improved Clinical Remission[1] (36% at week 56 vs. 29% at week 14) and Endoscopic Improvement[2] (50% vs. 36%)

•
At the expected Phase 3 once-monthly subcutaneous dose in the biomarker positive population, RVT-3101 treatment resulted in improved Clinical Remission (43% at week 56 vs. 33% at week 14) and Endoscopic Improvement (64% vs. 47%)

•	Across all patients dosed in the chronic period, RVT-3101 treatment produced clinically meaningful efficacy results, which improved between the induction and chronic period across multiple endpoints
•	Across all doses and patient groups, RVT-3101 was well tolerated and showed a favorable safety profile
•
There was no negative impact of antidrug antibodies (ADAs) on short-term or long-term efficacy results of RVT-3101 across all patients treated, and 0% of patients had neutralizing antibodies (NAbs) at week 56 at the expected Phase 3 dose

•	TUSCANY-2 is among the largest Phase 2b studies conducted in moderate to severe ulcerative colitis with 245 patients treated
•	Roivant will host a conference call to discuss results at 8 a.m. EDT on Thursday, June 22, 2023

BASEL, Switzerland and LONDON and NEW YORK and BOSTON, June 22, 2023 – Roivant Sciences (Nasdaq: ROIV) today announced positive results from the chronic period of the TUSCANY-2 Phase 2b study of RVT-3101, a once-monthly subcutaneously administered anti-TL1A antibody.

TUSCANY-2 is a large, global, randomized, double-blind, placebo-controlled dose-ranging Phase 2b study to investigate the efficacy, safety and pharmacokinetics of RVT-3101 in adult participants with moderate to severe ulcerative colitis. TUSCANY-2 is a 56-week study in which the key efficacy analyses from the induction period comparing different doses of RVT-3101 against placebo were measured at week 14. Key outcomes for the chronic period, in which all patients received RVT-3101, were measured at week 56. Patients who received RVT-3101 in the induction period were preassigned to receive either the same or a lower dose in the chronic period. Roivant reported positive data for the induction period of the study in January 2023.

[1]	Clinical Remission for RVT-3101 is defined as an endoscopic subscore ≤1, ≥1-point decrease from baseline to achieve a stool frequency sub score of ≤1, and rectal bleeding subscore = 0
[2]	Endoscopic Improvement for RVT-3101 is defined as an endoscopic subscore ≤1

The results from the chronic period of TUSCANY-2 are as follows:

For all patients receiving the expected Phase 3 dose in both the induction and chronic periods
•	36% Clinical Remission at week 56 (compared with 29% at week 14)
•	50% Endoscopic Improvement at week 56 (compared with 36% at week 14)
•	21% Endoscopic Remission at week 56 (compared with 11% at week 14)

For patients who tested positive for a prespecified biomarker and received the expected Phase 3 dose in both the induction and chronic periods
•	43% Clinical Remission at week 56 (compared with 33% at week 14)
•	64% Endoscopic Improvement at week 56 (compared with 47% at week 14)
•	36% Endoscopic Remission at week 56 (compared with 13% at week 14)

Safety profile
•	Well-tolerated through 56 weeks across all doses with no impact of immunogenicity on clinical efficacy or safety results

These results continue to support RVT-3101’s potential as a first-in-class anti-TL1A antibody, demonstrating sustained efficacy across a broad dose range measured at 56 weeks. At the expected Phase 3 dose, RVT-3101 offers improved efficacy results. These results were further enhanced in the roughly 60% of patients selected by a prospectively defined biomarker which had been identified in the earlier Phase 2a TUSCANY study.

“We were already extremely pleased by the induction data we reported in January. Our expectations for this chronic data were categorically exceeded, with significant improvements seen in patients receiving the expected Phase 3 dose across all key efficacy metrics at week 56 versus at week 14. This effect was even more pronounced in patients who are biomarker positive. We also saw that the clinical remission reported for week 14 was maintained in the vast majority of patients, which, if confirmed in Phase 3, has the potential to transform the treatment paradigm for IBD – currently marked by low remission rates and poor persistence of effect,” said Matt Gline, CEO of Roivant.

Investor Call
A conference call and webcast will be held at 8 a.m. EDT on Thursday, June 22, 2023, to discuss the chronic period results for RVT-3101. To access the conference call by phone, please register online using this registration link. The presentation and webcast details are also available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant Sciences

Roivant’s mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch “Vants” – nimble and focused biopharmaceutical and health technology companies.

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Contacts:

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Roivant Investor Relations
ir@roivant.com

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Stephanie Lee
Roivant Sciences
stephanie.lee@roivant.com